    AN "XXX" INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION

                                                                   EXHIBIT 10.21

                           DISTRIBUTORSHIP AGREEMENT

    THIS DISTRIBUTORSHIP AGREEMENT (this "Agreement") is made this 6th day of January, 1997 (the "Effective Date"), by and between Centura Software Corporation, a California corporation, having its principal office at 1060 Marsh Road, Menlo Park, California 94025 ("Distributor"), and InfoSpinner, Inc., a Delaware corporation, having its principal office at 1702 Drake Drive, Richardson, Texas 75081, U.S.A. ("INFO").

ARTICLE 1.  GRANT OF DISTRIBUTORSHIP.

    1.01 LICENSE GRANT. Subject to the terms and conditions of this Agreement, INFO grants and Distributor accepts during the Term of this Agreement an nonexclusive, nontransferable right to reproduce, market and license use of the INFO products listed on Exhibit A (the "Products") but only to Customers (as defined below) located in the territory set forth on the signature page hereto (the "Territory"). For the avoidance of doubt, "Products" as used herein shall not include any Kanji or other non-English language or localized version of any INFO product. Distributor may appoint subdistributors provided that any such subdistributor shall be bound by an enforceable writing for INFO's benefit to all the limitations, disclaimers and restrictions of this Agreement. Except as provided in Section 3.01, Distributor is not entitled to receive any source code or source documentation with respect to the Products. "Customer" means any third party which is granted a license by Distributor or a subdistributor to use (and not to redistribute) internally on a single designated hardware and software system any Product(s). A Customer's location shall be where the Product(s) are installed.

    1.02   OWNERSHIP.

    Notwithstanding anything else, as between the parties, INFO retains (i) all title to, and, except as expressly and unambiguously licensed herein, all rights in and to the Products, all copies and derivative works therefore (by whomever produced) and all related documentation and materials, (ii) all of their service marks, trademarks, tradenames or any other designations (and notwithstanding anything else herein, Distributor may not use any name, mark or designation used by INFO, except for use in advertising or marketing the Products in accordance with the terms and conditions contained herein) and (iii) all copyrights, patent rights trade secret rights and other proprietary rights in the Products.

    1.03 DISTRIBUTOR USE OF PRODUCTS. Distributor may use the Products solely to fulfill its marketing, support, and maintenance responsibilities under this Agreement.

    1.04 STANDARD LICENSE AGREEMENT. Distributor shall license the Products pursuant to Distributor's standard terms and conditions, which will be, and shall whenever revised, be approved in writing by INFO, which approval shall not be unreasonably withheld. Distributor shall assure that its standard License Agreement with subdistributors and its standard End-User License Agreement with Customers (the "License Agreements") conform to all requirements of this Agreement. Specifically, but without limitation, the License Agreements shall incorporate in substance the provisions herein regarding confidentiality, limited warranty, limitation of liability/damages, and all restrictions upon disclosure, reproduction, or duplication of the Products. In addition, if the Product is distributed to Customers via the Internet or by other electronic means, the Customer shall be required to affirmatively acknowledge acceptance of the license by "clicking" on an acceptance button or other similar means. Distributor shall not modify the substantive content of its License Agreements, as approved by INFO without the further prior written approval of INFO. Distributor and its subdistributors authorized hereunder may execute License Agreements written in other than the English language. In the event of any discrepancy between the non-English and the English versions, the latter shall control. Distributor shall represent to INFO that such non-English version is an accurate translation of the English version, and Distributor shall be responsible for compliance of its distributors, affiliates, agents and customers with the terms and conditions herein regarding confidentiality, limited warranty, limitation of liability, damages, and all restrictions upon disclosure, reproduction, or duplication of the Products.

    1.05   PRODUCT ENHANCEMENTS.

        (a) During the Term of this Agreement, INFO shall provide Distributor with modifications, upgrades, or improvements to the Products, or any part thereof, that INFO may from time to time make available that: (i) is identified as a new release of a Product, (ii) contains a modification, upgrade or improvement to the Product, (iii) is not a separately priced software component (and does not include any software that INFO distributes as a separate product) and (iv) is made commercially generally available by INFO (a "Product Enhancement"). Each such Product Enhancement will be deemed a "Product" for purposes of this Agreement, including royalty calculations.

        (b) INFO shall in good faith (but with no further obligation) consider any functionality changes or modifications to the Products specifically requested by Distributor to facilitate integration with Distributor products and/or exploitation of the Products in the Territory. Any such modifications which INFO commits to undertake shall be the subject of a separate agreement between the parties and shall not be deemed "Product Enhancements" for purposes of this Agreement.

    1.06   DELIVERY OF PRODUCT AND DOCUMENTATION.

    INFO will provide Distributor with two production masters of each Product and any Product Enhancement, and will provide two copies of the documentation for each Product and any Product Enhancement. Distributor is responsible for duplicating Products, any Product Enhancements and all documentation for distribution to Customers.

ARTICLE 2.  TERM AND RENEWAL.

    2.01 TERM. This Agreement shall commence on the above date and shall continue for three (3) years unless earlier terminated pursuant to Section 11.01.

    2.02 RENEWAL. This Agreement shall automatically renew for an unlimited number of successive one-year periods, unless terminated as provided in Section
11.01 or either party notifies the other party thirty (30) days prior to renewal that it wishes to negotiate a change to this Agreement. In case of renegotiation, renewal will not be effective unless the negotiated changes are mutually agreed to in writing by the parties.

ARTICLE 3.  ESCROW & SUPPORT.

    3.01 ESCROW. Within 60 days after the Effective Date, INFO and Distributor shall enter into a Software Source Code Escrow Agreement with a reputable third party escrow agent that is reasonably acceptable to the parties (the "Escrow Agreement"), which Escrow Agreement shall provide for the release of the source code of the Products to Distributor in the event that INFO becomes insolvent, whether voluntary or involuntary, or if any process or judicial proceeding is instituted against INFO by attachment or levy or execution, in insolvency or bankruptcy, or in receivership (and such process or proceeding is not resolved within 120 days thereafter), or if any general assignment is made or attempted to be made for the benefit of creditors by such party.

    AN "XXX" INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION

    3.02 BACKLINE SUPPORT AND MAINTENANCE FEE. Distributor shall be responsible for all Customer support for the Products. During the term of this Agreement, INFO shall provide 20 hours of backline support (I.E., support that requires access and manipulation of the Product source code) per month directly to Distributor's designated INFO product support manager in exchange for an annual backline support fee of $XXXXX. INFO's sole obligation with respect to any Product or documentation errors will be to use all diligent efforts to correct, at its expense, any reproducible error about which it receives written notice within a reasonable period of time after discovery. INFO's support obligations contained in this Section 3.03 are contingent upon proper use of the Product(s) and shall not apply if a Product (i) is modified by Distributor or by any other party without INFO's prior written approval; (ii) is otherwise tampered with; or (iii) if it is used on or with a version of a hardware or software product which INFO does not support at the time of such use.

ARTICLE 4.  MARKETING AND ADVERTISING.

    4.01   DISTRIBUTOR MARKETING EFFORTS AND SALES TARGETS.

        (a) Distributor shall, during the Term of this Agreement, use its best efforts to market, advertise, distribute and otherwise promote the distribution, licensing and use of Products in the Territory on a continuing basis.

        (b) Distributor will provide nonbinding forecasts of monthly sales for the upcoming six (6) months on a rolling basis, prior to the start of the month. Such forecasts and updates shall include such information with respect to future sales of the Products as INFO shall reasonably request.

    4.02 DISTRIBUTOR STAFF COMMITMENT. Unless INFO agrees otherwise in writing, all Distributor Customer support activities regarding the Product(s) shall be performed by Distributor's employees. Distributor shall commit a sufficient number of trained and qualified personnel to market and promote the Product(s) and agrees to maintain at least an adequate number of trained staff personnel.

    4.03 USE OF INFO TRADEMARKS AND/OR TRADE NAMES. Distributor shall, at its option and without separate charge, use INFO's service marks, trademarks and/or trade names identified in Exhibit C hereto (to which INFO may add or delete from time to time upon 60 days prior written notice to Distributor) in any advertising, marketing, technical, or other materials produced or distributed by Distributor pursuant to this Agreement. In using such service marks, trademarks and/or trade names, Distributor shall clearly indicate INFO's ownership rights to such service marks, trademarks and/or trade names. Distributor shall not acquire any rights in or to such service marks, trademarks or trade names by virtue of use, and shall immediately cease use upon termination of this Agreement. Distributor shall promptly notify INFO of any third party use of the same or similar service marks, trademarks or trade names which may infringe upon INFO proprietary rights; and shall cooperate with INFO in prosecution of any such infringement(s). Distributor will not contest the use by or authorized by INFO of any trademark or application or registration therefor, whether during or after the term of this Agreement. In connection with its use of INFO's service marks, trademarks and/or trade names, Distributor will comply with INFO's quality control standards then in effect. Upon notice from INFO that Distributor has materially failed to comply with such standards, Distributor shall use its best efforts to cure such non-compliance. In the event that Distributor does not cure such noncompliance within a reasonable period of time (not to exceed 30 days) after first receipt of notice from INFO, INFO shall have the right to suspend Distributor's use of the applicable service mark, trademark and/or trade name until non-compliance has been cured to INFO's reasonable satisfaction.

ARTICLE 5.  INSTALLATION, PRODUCT SUPPORT, TECHNICAL SERVICES.

    Distributor shall be solely responsible for, and shall use its best efforts to ensure, proper installation of the Product(s). Distributor shall be the sole Customer contact regarding, and shall be responsible for, promptly providing Customers with installation, technical services (i.e., maintenance), correction of errors, current Product documentation (including appropriate translations prepared at its expense), Product related training, and Product Enhancements (including documentation appropriately translated at its expense). Distributor may request INFO assistance if Distributor is reasonably unable to meet Customer requests relating to the Product(s) as long as the Product(s) are installed on hardware and software environments which INFO supports, and upon terms that are mutually agreed upon by the parties.

ARTICLE 6.  FEES/ROYALTIES; TAXES.

    6.01   RECOMMENDED LICENSE AND MAINTENANCE FEES.

        (a) All royalties and maintenance fees due INFO hereunder shall be based upon the then current U.S. Dollar Product License and Maintenance Fees Schedule attached as Exhibit A (the "Fees Schedule"). INFO will advise Distributor in writing of changes in the Fees Schedule at least thirty (30) days prior to the effective date of such changes.

        (b) Distributor shall have the right to determine the pricing of the Products in the Territory (which may differ from the prices suggested on the Fees Schedule), however, License Fee Royalties to be paid to INFO by Distributor shall be based on the U.S. Dollar prices set forth in the Fees Schedule.

    6.02   PAYMENT OF ROYALTIES.

        (a) Distributor shall pay to INFO the non-refundable (except as set forth on Exhibit B) Advance Payment (the "Advance") in the amount and according to the payment schedule set forth in Exhibit B. In addition, Distributor will pay INFO royalties on each (i) copy of a Product distributed and (ii) Product maintenance agreement in effect in accordance with Exhibit B.

        (b) Distributor shall report within forty-five days after the end of each calendar quarter all Royalties due to INFO for Product licenses or maintenance agreements for which Distributor directly or indirectly receives payment pursuant to such Product license or maintenance agreement. Along with such report, Distributor will pay the Royalties due to INFO, with an offset for advance Royalty payments in accordance with the schedule set forth in Exhibit B, if any are outstanding at such time.

    6.03 DELINQUENT PAYMENT. If any payment provided in Section 6.02 shall remain unpaid following the time prescribed therefor, Distributor shall pay INFO, in addition to the payment then owing, interest thereon at 18% per annum, or at the maximum interest rate allowed by law, if such rate is lower, for the period such payment is delinquent.

    6.04 TAXES AND DUTIES. In addition to all license and maintenance fees due hereunder, Distributor shall pay all taxes, duties, import, customs and export fees (including, but not limited to any withholding taxes imposed by any government entity), and any other charges or assessments established by any governmental agency, except taxes imposed on INFO based on its net income.

ARTICLE 7.  CONFIDENTIALITY.

    7.01 CONFIDENTIALITY OF PRODUCT(S). Unless expressly provided otherwise herein, the Product(s), together with all Product Enhancements, materials and knowledge related thereto and any other items identified by INFO as "confidential", are provided to Distributor and any Customer, and their respective employees, agents and representatives, in confidence and shall not be duplicated or disclosed by any of them in any form for the use or benefit of any other person or entity. Neither Distributor nor any Customer shall reproduce, transcribe, imitate, reverse engineer, or decompile the Products. Provided that the recipient has executed a confidentiality agreement that restricts his right to use or disclose the Product or other confidential information that is at least as restrictive as Distributor's obligation under this Section 7.01, Distributor or any Customer may disclose relevant aspects of the Product(s) to each other and to their respective employees, agents or representatives to the extent that such disclosure is reasonably necessary to Distributor's use of the Product(s) pursuant to this Agreement, or to Customer's use pursuant to the applicable License Agreement, provided that Distributor shall take all reasonable steps to ensure that the Product(s) are not disclosed or duplicated in contravention of this Agreement including, but not limited to, execution of written confidentiality agreements by appropriate persons.

    7.02 CONFIDENTIALITY OF AGREEMENT. Distributor and INFO shall not disclose the terms and conditions of this Agreement to anyone other than: (i) its employees who reasonably acquire such knowledge in the ordinary course and scope of their employment; (ii) its agents or representatives whose assigned duties reasonably require that such disclosure be made, or to the extent that such disclosure is reasonably necessary for use of the Products; (iii) Customers, to the extent reasonably necessary to license the Product(s) or to comply with the provisions hereof; and (iv) third parties in connection with a potential financial transaction or similar arrangement.

    7.03 DUTY TO ASSIST. In the event of any violation or suspected violation of any provision of this Article 8, Distributor shall immediately notify INFO and shall, at its expense, assist INFO in the enforcement of such provision against any employee, agent or representative of Distributor or Customer.

    7.04 DISCLOSURE REQUIRED BY LAW. Nothing in this Article 8 shall in any way restrict disclosure by either party pursuant to any law, the order of any court or governmental agency, or the rules or regulations of any governmental agency having jurisdiction governing the installation location. However, Distributor shall immediately notify INFO in writing of any attempt of attachment, levy, or execution upon or against the Product(s) and provide INFO with all reasonable assistance and cooperation to limit or suppress such disclosure.

    7.05 SURVIVAL. Provisions of this Article 8 shall survive termination of this Agreement in accordance with Article 12.

ARTICLE 8.  LIMITED WARRANTIES.

    8.01 EXPRESS WARRANTIES. INFO warrants that it has the right to enter into this Agreement and to grant Distributor the right to license or use the Product(s) in accordance with this Agreement.

    8.02 DISCLAIMER OF WARRANTIES. DISTRIBUTOR HEREBY EXPRESSLY AGREES AND ACKNOWLEDGES THAT THE FOREGOING WARRANTIES CONTAINED IN SECTION 8.01 ARE IN LIEU OF ANY AND ALL OTHER WARRANTIES. INFO DISCLAIMS ANY AND ALL OTHER
REPRESENTATIONS OR WARRANTIES OF ANY KIND WHATSOEVER, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE REGARDING DISTRIBUTOR'S OR CUSTOMER'S APPLICATION OR USE OF THE PRODUCTS, AND NONINFRINGEMENT.

    8.03 LIMITATION OF LIABILITY/DAMAGES. Distributor agrees that notwithstanding anything else in this agreement, INFO will not be liable with respect to any subject matter of this Agreement under any contract, negligence, strict liability or other legal or equitable theory (i) for any damages arising out of use of Product, except those arising from patent or copyright infringement as provided in Article 10, and including, but not limited to, breach of any warranty, (ii) for any amount in excess of the lesser of actual direct damages to Distributor or the total amount of payments paid by Distributor to INFO pursuant to Section 6.02 during the twelve (12) months preceding the events or occurrences giving rise to the damage, (iii) for the cost of procurement of substitute goods, services or technology; and (iv) in any event, for any damages incurred by Distributor, Customer, or by any other person, organization or entity as a result of Distributor's, or its Customer's, misuse of the Product(s), even if INFO had been advised of the possibility of such damages. INFO shall not be liable for any consequential, special, or incidental damages, lost proceeds, or for any claim or demand against Distributor by any other person, organization, or entity, except for patent or copyright infringement as provided in Article 10.

    8.04 TIME LIMITATION. Any legal proceeding based upon or arising out of this Agreement must be instituted within one (1) year from the date of occurrence of the events upon which such legal proceeding is based.

ARTICLE 9.  PATENT OR COPYRIGHT INFRINGEMENT.

    If any alleged infringement of patent or copyright is asserted against Distributor based upon its use or license of the Product(s), INFO will indemnify Distributor in investigation of such claims, in preparation and defense against such claims, or in settlement thereof, provided that INFO shall have received from Distributor notice of said claim within fifteen (15) days of the assertion thereof; and further provided that INFO shall have the exclusive right, if it so chooses, to control and direct the investigation, defense, or settlement of such claims; and further provided that INFO shall receive the complete cooperation and assistance of Distributor. In the event an infringement is determined or, if required by settlement, INFO may substitute for the Product and documentation substantially equivalent programs and documentation, or, alternatively, INFO may procure for Distributor the right to continue distributing the Product. If the claim is based on the fact that Distributor or any third party has modified the Product without INFO authorization, Distributor shall reimburse INFO for any and all costs associated with its investigation and defense of said claim(s). The foregoing obligation of INFO does not apply with respect to the Products or portions or components thereof (i) made in whole or in part in accordance to Distributor's specifications, (ii) which are modified after shipment by any party other INFO, if the alleged infringement relates to such modification,
(iii) combined with other non-INFO products, processes or materials where the alleged infringement relates to such combination, (iv) where Distributor continues allegedly infringing activity after being notified thereof or after being informed of modifications that would have avoided the alleged infringement, or (v) where Distributor's use of the Products is incident to an infringement not resulting primarily from the Product.

ARTICLE 10.  RECORDS, REPORTS AND AUDITS.

    10.01 REQUIRED RECORDS. Distributor shall prepare and maintain, at its expense, complete and accurate books and records documenting its reproduction and licensing of Product(s) and rendering of support and maintenance pursuant to this Agreement; and its receipt of all fees in or relating thereto. Distributor shall maintain such books and records for a minimum of three (3) years from the later of the date of the last time of license granted hereunder or provision of services, respectively.

    10.02 REPORTS TO INFO. Distributor shall, at its expense, provide INFO a quarterly written report of Distributor's marketing, licensing and support activities pursuant to this Agreement. Such reports shall include, all fees due INFO and confirm Distributor's receipt of fees from Customers upon which fees are calculated; all taxes paid by Distributor applicable to the Product(s); License Agreement terminations; a summary of Product support activities and Product operational problems. Reports are due within a reasonable time after the quarter end to which such report relates. In addition, Distributor shall promptly provide INFO with such other reports and in such manner as INFO may reasonably request from time to time. AUDIT. During the Term of this Agreement and for one (1) year thereafter, INFO shall have the right, at its expense and upon reasonable written notice to Distributor to have the relevant records of Distributor reviewed by INFO's outside certified public accountant to verify Distributor's performance hereunder. Provided, however, that such examination shall take place at a place and time mutually convenient to Distributor and INFO and no more than once per calendar year.

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ARTICLE 11.  TERMINATION AND REMEDIES.

    11.01  TERMINATION.  This Agreement may be terminated:

        (a) upon 10 days notice, if Distributor fails to make any payments required by this Agreement when due;

        (b) in the event either party fails materially to fulfill its obligations hereunder, the other party shall notify the non-complying party in writing of the breach and the reasons therefor. If the non-complying party fails to remedy the breach within thirty (30) days from the date of receipt of such notice, or, in the event such breach cannot be remedied within thirty (30) days, the breaching party has not undertaken substantial efforts to cure the breach (and in any event, cured such breach within 60 days of first notice thereof), the other party may immediately terminate this Agreement by giving written notice of termination to the non-complying party; notwithstanding the foregoing, however, INFO may terminate this Agreement immediately upon notice if Distributor violates any provision of
    Article 8; or if either party becomes insolvent, whether voluntary or involuntary, or if any process or judicial proceeding is instituted against such party by attachment or levy or execution, in insolvency or bankruptcy, or in receivership, or if any general assignment is made or attempted to be made for the benefit of creditors by such party, this Agreement may be terminated by the other party immediately upon written notice.

    11.02 EFFECT OF TERMINATION. Neither the right to terminate nor the actual termination of this Agreement as provided in this Article 12 shall limit the non-breaching party from pursuing whatever relief it deems appropriate for such breach in accordance with the provisions of this Agreement. Termination of this Agreement for any reason shall not relieve Distributor of its obligation to make full payment to INFO for any amounts due hereunder, as well as payment of taxes then due or which shall become due hereunder subsequent to termination hereof, pertaining to any License Agreement which is outstanding after termination. Within a reasonable time of termination, which shall not occur prior to Distributor's completion of its existing maintenance obligations to Customers (and in no event, later than one year after the date of termination of this Agreement), Distributor shall, at its expense, return to INFO all copies of the Product(s) and related materials, and of other materials developed by or belonging to INFO which are in Distributor's possession or control. Concurrently, a duly authorized officer of Distributor shall certify in writing to INFO that all such materials have been returned to INFO.

    11.03  REMEDIES.

        (a) Distributor acknowledges that, except for damages resulting from breach of its monetary obligations to INFO hereunder, it would be difficult for INFO to measure damages arising from Distributor's breach of any provision of this Agreement; that injury to INFO from such breach would be incalculable and irremediable; and that money damages would, therefore, be an inadequate remedy for such breach. Accordingly, INFO shall have, in addition to any other remedies available, the right to preliminary or permanent injunctive relief enjoining such breach, or attempted breach, by Distributor.

        (b) Distributor shall indemnify and hold INFO harmless from any and all claims, losses, liabilities and costs (including reasonable attorneys' fees) resulting from Distributor's or its subdistributors, resellers, employees, affiliates or other agents of any kind marketing, licensing, or servicing the Product(s), including, but not limited to, inadequate installations, maintenance, or Customer assistance, or breach of Distributor's other obligations hereunder or under any License Agreement.

ARTICLE 12.  GENERAL PROVISIONS.

    12.01 RELATIONSHIP OF PARTIES. Neither party shall represent that it is an agent of or for the other party. Both parties acknowledge that the relationship of Distributor to INFO hereunder shall be, and at all times shall remain, that of independent contractor. Except as otherwise provided herein, Distributor shall have no right or authority to assume, create or enlarge any obligation or commitment on behalf of INFO and shall not represent itself as having the authority to bind INFO in any manner whatsoever.

    12.02 ASSIGNMENT. Except as otherwise expressly provided herein, neither party shall assign nor otherwise transfer its rights or obligations under this Agreement without the prior written consent of the other party. However, (i) either may assign and delegate this Agreement to a third party in connection with a merger or sale of substantially all of its assets without the other party's prior consent and (ii) this Agreement shall be binding on any successor in interest to all or substantially all of INFO's assets or business or any purchaser of the ownership rights of any of the Products.

    12.03 GOVERNMENT APPROVAL AND REPORTS. Upon execution of this Agreement and continuing while this Agreement is in effect, Distributor shall make all required reports to and obtain all requisite approvals from governments in the countries where Product(s) are licensed. INFO reserves the right to participate fully in the preparation of such reports or in obtaining such approvals, including the examination of any and all documents prior to submission to appropriate authorities. If the laws of any country require registration of this Agreement, Distributor agrees to register or cause to be registered, at its sole expense, this Agreement and any such agreements whereby licenses or other rights are granted by Distributor to any of its Customers.

    12.04 FORCE MAJEURE. Except for Distributor payments due to INFO pursuant to this Agreement, neither party shall be liable for delays in its performance hereunder due to causes beyond its reasonable control, including, but not limited to, delays occasioned by acts of God, acts of public enemy, civil war, insurrection or riots, fires, floods, explosions, earthquakes or other casualties, or litigation initiated by third parties enjoining, modifying or in any way restricting the performance under this Agreement by one or both of the parties.

    12.05 NOTICE. All notices or communications given or sent to either party, except requests for routine technical support services and quarterly reports, shall be by facsimile with confirming hardcopy by certified mail, postage prepaid, and addressed as follows:

        FOR DISTRIBUTOR:  Centura Software Corporation
                                 1060 Marsh Road
                                 Menlo Park, CA 94025
                                 FAX: (415) 617-4681

        FOR INFO:               InfoSpinner, Inc.
                                1702 Drake Drive
                                Richardson, Texas 75081, U.S.A.
                                FAX: (214) 231-4635

    12.06 PROPRIETARY NOTICES. Distributor agrees not to delete, alter, add to or fail to reproduce in and on any copy of the Products and media the name of the Product and any copyright or other proprietary notices appearing in or on any copy, media or master or package materials provided by INFO or which may be reasonably required by INFO in the future. In addition, at the request of INFO, INFO will receive reasonable credit in the initial display within the Product, and all documentation and packaging for Products distributed hereunder.

    12.07 PUBLICITY. The parties agrees that they will jointly develop and announce through a press release the relationship established hereunder. The information contained in the press release (or otherwise approved by a party hereto) may be disseminated without regard to Section 7.02 above.

    12.08 ENTIRE AGREEMENT. This Agreement, including Exhibits and Schedules attached hereto, constitutes the entire agreement between the parties and supersedes all previous communications, representations or agreements, either written or oral, with respect to the subject matter hereof.

    12.09 AMENDMENTS AND WAIVER. The provisions of this Agreement may be waived, altered, amended or repealed, in whole or in part, only upon the written consent of both parties. No waiver of a breach of any covenant shall be construed as a waiver of any other or subsequent breach of the same or any other covenant of this Agreement.

    12.10 VALIDITY OF AGREEMENT. In the event any provision of this Agreement, or portion thereof, is held by a court having proper jurisdiction to be for any reason unenforceable or invalid, the remaining provisions, or portions thereof shall continue to exist and shall remain in full force and effect.

    12.11 APPLICABLE LAW. By adoption of the parties, the State of Texas, U.S.A. is deemed to be the place of contracting and, by agreement of the parties, any claim or controversy relating to this Agreement, its interpretation, performance or validity shall be construed and adjusted in accordance with the law of said State; (except for actions in equity or injunctive relief), the sole jurisdiction and venue for actions related to the subject matter hereof shall be the state and U.S. federal courts having within their jurisdiction the city of Dallas, Texas. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by Texas state or U.S. federal law.

    IN WITNESS WHEREOF, the parties have executed this Agreement to be effective on the date first written above.

INFOSPINNER, INC.

By:        ---------------------------------

Name:      ---------------------------------

Title:     ---------------------------------

Date:      ---------------------------------

DISTRIBUTOR:

----------------------------------------

By:        ---------------------------------

Name:      ---------------------------------

Title:     ---------------------------------

Date:      ---------------------------------

    DISTRIBUTOR'S TERRITORY: Worldwide

    AN "XXX" INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION

                                   EXHIBIT A
               INFO PRODUCT LICENSE AND MAINTENANCE FEE SCHEDULE

                                                                                                   SUGGESTED
                                                           PRODUCT SUGGESTED LICENSE FEE        MAINTENANCE FEE
                                                          --------------------------------  -----------------------
                                                          SINGLE CPU LIST  MULTI-CPU LIST     DISTRIBUTOR'S LIST
PACKAGES                                                       PRICE            PRICE               PRICES
--------------------------------------------------------  ---------------  ---------------  -----------------------
FORESITE................................................     $     XXX        $     XXX
  One PageBuilder
  One PageDispatcher
  One PageServer
  Software Development Kit (SDK)
FORESITE ENTERPRISE.....................................     $     XXX        $     XXX
  Two PageBuilders
  Two PageDispatchers
  Two PageServers
  Software Development Kit (SDK)

                                                                                                   SUGGESTED
                                                           PRODUCT SUGGESTED LICENSE FEE        MAINTENANCE FEE
                                                          --------------------------------  -----------------------
                                                          SINGLE CPU LIST  MULTI-CPU LIST     DISTRIBUTOR'S LIST
OPTIONAL MODULES                                               PRICE            PRICE               PRICES
--------------------------------------------------------  ---------------  ---------------  -----------------------
INTEGRATION MODULE
  PageBuilder...........................................     $     XXX        $     XXX
EXTENSIBILITY MODULES (PRICED PER PAGESERVER)
  Client/Server Extension...............................     $     XXX        $     XXX
  3270 Extension........................................     $     XXX        $     XXX
  SQL Database Extension................................     $     XXX        $     XXX
DEPLOYMENT MODULES
  PageDispatcher........................................     $     XXX        $     XXX
  PageServer............................................     $     XXX        $     XXX
APPLICATION MODULE
  Discussion Forum......................................     $     XXX        $     XXX

EXAMPLE:

A customer implements a Web Commerce site that requires one Webmaster and two end users to administer. The customer anticipates traffic that requires four PageServers with support for SQL databases and client/server application data sources and a spare PageDispatcher for availability.

                                                                                                QUANTITY
                                                                                 ---------------------------------------
                                                                                                   SINGLE
                                                                                                  CPU LIST   MULTI- CPU
ITEM                                                                                QUANTITY        PRICE    LIST PRICE
-------------------------------------------------------------------------------  ---------------  ---------  -----------
ForeSite Enterprise............................................................             1     $    XXXX   $    XXXX
Additional PageBuilders........................................................             1     $    XXXX   $    XXXX
Additional PageServers.........................................................             2     $    XXXX   $    XXXX
SLQ Database Extension.........................................................             4     $    XXXX   $    XXXX
Client/Server Extension........................................................             4     $    XXXX   $    XXXX
    Total                                                                                         $    XXXX   $    XXXX

    AN "XXX" INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION

                                   EXHIBIT B
                        ROYALTY AND MAINTENANCE FEE AND
                           ADVANCE RECOVERY SCHEDULE

CUMULATIVE PRODUCT AND
MAINTENANCE LICENSE FEES:                                             PRODUCT ROYALTY RATE     MAINTENANCE ROYALTY RATE
-------------------------------------------------------------------  -----------------------  ---------------------------
$0 and above.......................................................               XX%                        XX%

CALCULATION:

    ADVANCE PAYMENT. The total amount of the Advance Payment shall be One Million Five Hundred Thousand Dollars ($1,500,000) which shall be paid according to the following schedule:

DATE:                                                                         PAYMENT AMOUNT:
----------------------------------------------------------------------------  ----------------
Effective Date..............................................................    $      XXXXX

March 31, 1997..............................................................    $      XXXXX

June 1, 1997................................................................    $      XXXXX

September 1, 1997...........................................................    $      XXXXX

December 1, 1997............................................................    $      XXXXX

March 1, 1998...............................................................    $      XXXXX

provided, however, Distributor shall have the right to terminate this Agreement in addition to its termination rights under Section 11.01 if Merger as set forth in the Agreement and Plan of Reorganization entered into between the parties as of the Effective Date (the "Reorganization Agreement") is not consummated solely as a result of:

         i) INFO not obtaining the approval of its stockholders required under Sections 6.1(a) or 6.3(f) of the Reorganization Agreement,

         ii) INFO not delivering fully executed agreements and/or certificates required to be executed and delivered by INFO or its officers, directors, affiliates or employees under Sections 6.1(c) (Employment Agreements), 6.1(e) (Affiliate Agreements), 6.1(f) (Escrow Agreement), 6.3(c) (Third Party Consents), the certificate required under Section 6.3(b) of the Reorganization Agreement, or the legal opinion required under Section 6.3(d) of the Reorganization Agreement; or

        iii) the termination of the current employment relationship between INFO and Keith Lowery, Andrew Levine, or Ronald Howell,

        iv) any claim of infringement of patent, copyright or other intellectual property right of a third party is asserted in writing or filed (and not dismissed within 30 days thereafter) in a state or federal court or other court of competent jurisdiction anywhere in the world against Distributor or INFO with respect to the Products and which claim, in the reasonable opinion of Distributor's counsel, has a reasonable legal basis and is based on determinable facts, or

         v) Keith Lowery has not delivered a fully executed Non-Competition Agreement as referenced in Section 6.3 (g) of the Reorganization Agreement.

    AN "XXX" INDICATES THAT CONFIDENTIAL MATERIAL HAS BEEN OMITTED AND FILED SEPARATELY IN A REQUEST FOR CONFIDENTIAL TREATMENT WITH THE SECURITIES AND EXCHANGE COMMISSION

    If Distributor exercises its right to terminate this Agreement as set forth above, INFO shall refund all unused royalty advances to Distributor and Distributor shall have no obligation to make additional royalty advance payments to INFO.

    ROYALTY. The royalty ("Royalty") with respect to each Product copy distributed or maintenance agreement with Distributor initiated or renewed is calculated by multiplying the Royalty Rate by the Suggested License Fee or Suggested Maintenance Fee for the Product or maintenance agreement as shown on Exhibit A.

    The Advance Payment Balance is $XXXX as of the Effective Date. The Advance Payment Balance shall be increased by the amount of each additional installment of the Advance Payment paid to INFO and decreased by the amount of the Advance Payment Balance credited against Distributor's Royalty payments to INFO. Distributor's quarterly Royalty payments to INFO shall be reduced by the then current Advance Payment Balance until such time as the current Advance Payment Balance equals zero. When the current Advance Payment Balance equals zero, there shall be no further reduction of any Royalty payments to INFO. Future Advance Payments owing under this Agreement shall be reduced by any Royalty payments paid and not credited against an available Advance Payment Balance.

                                   EXHIBIT C
                                   TRADEMARKS

    INFO has applications for trademarks pending with the United States Patent and Trademark Office ("PTO") on the following, all of which have been acknowledged as received by the PTO. The PTO has not yet examined the applications or taken action thereon.

1.  PAGEBUILDER
2.  PAGESERVER
3.  PAGEMONITOR
4.  PAGETESTER
5.  FORESITE
6.  DYNABOT
7.  PAGEDISPATCHER
8.  PAGEADAPTOR